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                                EXHIBIT 21

                      SUBSIDIARIES OF THE REGISTRANT



                                         State or Province   Percentage
               Subsidiary                 of Incorporation     Owned
-------------------------------------    -----------------   ----------

Unit Drilling and Exploration Company         Delaware          100%

Mountain Front Pipeline Company, Inc.         Oklahoma          100%

Unit Drilling Company (1)                     Oklahoma          100%

Unit Petroleum Company (2)                    Oklahoma          100%

Petroleum Supply Company                      Oklahoma          100%

Unit Energy Canada, Inc.                      Alberta           100%

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 (1)  Unit Drilling Company owns 100% of one subsidiary which in turn owns
      100% of two subsidiaries. The name and country of incorporation of the companies are:

            Unit Drilling Company International    Cayman Islands

            Perforaciones Leasing Ltd.             Cayman Islands
            Rig Leasing International              Cayman Islands

 (2) Unit Petroleum Company owns 100% of one subsidiary corporation, namely:

      Unit Texas Company                           Oklahoma